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                                   EXHIBIT NO. 11

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                       Falcon Products, Inc. and Subsidiaries
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                         COMPUTATION OF EARNINGS PER SHARE
                                   (Unaudited)
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(In thousands, except per share amounts)                         Thirteen Weeks Ended
                                                               --------------------------
                                                               January 30,    January 31,
                                                                   1999          1998
                                                               -----------    -----------
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Basic Earnings Per Share:
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Average number of common shares outstanding                        8,958          9,348
                                                                  ======         ======

Net earnings                                                      $1,864         $1,782
                                                                  ======         ======

Earnings per share                                                $ 0.21         $ 0.19
                                                                  ======         ======


Diluted Earnings Per Share:
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Average number of common shares outstanding                        8,958          9,348

Assumed exercise of options (treasury stock method)                   84            186
                                                                  ------         ------

Shares for diluted computation                                     9,042          9,534
                                                                  ======         ======

Net earnings                                                      $1,864         $1,782
                                                                  ======         ======

Earnings per share                                                $ 0.21         $ 0.19
                                                                  ======         ======
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